EXHIBIT 10.1


                                   L E A S E
                                   ---------


     THIS AGREEMENT, made this 15th day of February, 1994, by and between SEQUATCHIE ASSOCIATES, INCORPORATED, hereinafter referred to as "Lessor", and C&D CHARTER POWER SYSTEMS, INCORPORATED, hereinafter referred to as "Lessee".

     WITNESSETH THAT: The Lessor hereby leases to the Lessee the premises owned by the Lessor, situated in the Fourth Civil District of Sequatchie County, Tennessee, and described in Deed Book 39, page 304, Register's Office for said County. (A copy of said deed is attached hereto.) This lease shall be for a period of ten (10) years, beginning on the 15th day of February, 1994, and ending the 15th day of January, 2004, and Lessor covenants to keep the Lessee in quiet possession of the premises during said term.

     IN CONSIDERATION WHEREOF, the Lessee agrees to pay the sum of Five Thousand Five Hundred ($5,500.00) Dollars on the first day of each and every calendar month in advance, being at the rate of Sixty Six Thousand ($66,000.00) Dollars per annum, and to take good care of the premises, and return the same at the expiration of said time, in as good order as received, ordinary wear and tear and natural decay excepted, unless destroyed by lightning or other natural causes, or fire not caused by its default; and not to erect, or to permit to be erected on the premises any nuisance or commit any waste. This rental amount is for the original structure located on the premises.

     The Lessee also agrees to pay the sum of Two Thousand Nine Hundred Twenty Five ($2,925.00) Dollars per month for a period of ten (10) years, beginning February 15, 1994, for the 10,000 square feet building addition constructed by the Lessor in 1989.

The Lessee additionally agrees to pay the sum of Five

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Thousand  Ten  ($5,010.00)  Dollars  per month  for a period of ten (10)  years, beginning February 15, 1994, for a new addition to be constructed by the Lessor, which addition is to consist of (1) a nominal 15,000 square feet addition complete with lighting, sprinklers, gas heat and landscape work, and (2) a new mezzanine office, HVCA, ceiling and restrooms in the detached "warehouse" building. A copy of the plans for said addition are attached to this Lease.

     The total amount of the monthly rental payments on the original building, the 1989 addition, and the new addition shall be $13,435.00 per month, making the total rent $161,220.00 per annum. The lease amount for the addition is based on the amortized cost of the project, including interest, taxes, insurance, and maintenance.

     Lessor agrees that any benefits realized from the Rural Electrification Authority (REA) 10 year, no interest loan (up to $400,000.00) will be passed on the C&D Charter Power Systems. The principal portion of the lease payment is to be amended to match the amount of the loan granted.

     The following additional stipulations are hereby declared to be a part of this lease:

     1. The Lessee shall have the right to sublet the premises, upon giving thirty (30) days written notice to the Lessor. However, the parties agree that the original Lessee will be responsible for all agreements in this Lease, regardless of any agreements made to sublet the premises.

     2. At the expiration of this Lease, the Lessee shall have the option to renew this Lease for a period of time and for an amount to be renogotiated by the parties.

     3. It is mutually agreed that the Lessee shall have, any time during the initial lease period, the option to purchase said premises for the sum of $1,160,000.00.

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     4. The Lessee will pay the rents hereby reserved  according to the terms of this lease, and will also pay for all utilities used by it on the demised premises, including gas, water, sewer, heat, electricity, power, and telephone services.

     5. Lessor convenants that Lessor is well seized of and has good right to lease the premises, will warrant and defend its title thereto, and will indemnify Lessee against any damage and expense which Lessee may suffer by reason of any lien, encumbrance, restriction, or defect in the title to or description herein of the premises. Lessor represents and warrants that the premises may be used by Lessee during the demised term for the purpose and uses set forth in paragraph six herein below.

     6. Lessee shall have the right to enter the premises as described at any time after the date of this Lease for the purposes of making investigations and surveys and to use the premises during the term for the warehousing, sale, manufacture, and assembly of C&D Charter Power Systems, Inc., products, together with such other activities as may be related or incidental thereto.

     7. During the demised term, Lessor shall carry fire and lightning and extended coverage insurance on the demised premises in such amounts as are now maintained by Lessor, and Lessee shall pay the difference between the amounts of such premiums and any increase thereof resulting from the occupancy of the premises by Lessee, Lessee to be named as an insured on said policy or policies as its interest shall appear. During the demised term, Lessee shall carry a public liability and property damage insurance policy with minimum limits of $100,000.00 per person and $300,000.00 per occurrence for personal injuries and $50,000.00 for property damage.

     8.  Lessor agrees that if the demised premises or any

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part  thereof  are  rendered  untenantable  by reason of fire or except  for the negligent acts or omissions of Lessee or any other cause, Lessor will promptly repair or restore the premises to condition comparable to its present condition, provided however, that if the repairs or restoration have not been started and diligently pursued within thirty (30) days after being rendered untenantable, Lessee may, at its option, terminate the Lease without further obligation to Lessor, except for such rent as may then be due and payable hereunder. Lessor further agrees that if the demised premises or any part thereof are rendered untenantable for any period of time during the term hereof, the rent during such period shall abate to the same extent and in the same proportion as the untenantable portion of the demised premises bears to the whole of said premises.

     9. The Lessee shall keep the demised premises in good condition during the continuance of this Lease, remove all ashes, rubbish, and refuse matter therefrom, replace or repair any electric fixtures or wiring that may be damaged or broken during the tenancy. Lessor shall be responsible for structural and exterior repair of the demised premises.

     10. Lessee may at its own expense, make such alterations, additions, and changes to the premises as it may deem necessary or expedient in the operation of the premises, including the installation of a loading dock and interior partitioning. All improvements, equipment, trade fixtures, and other property constructed, installed, or placed upon the premises by Lessee or acquired by Lessee, at any time during the demised term shall be and remain Lessee's property, and Lessee shall have the right to remove any or all of the same from the premises at any time during this Lease, repairing at its own expense any damage caused by such removal. Any


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improvements,  equipment,  trade  fixtures,  or other  property not removed upon termination of this lease or within ten (10) days thereafter, shall be deemed to have been abandoned by Lessee and shall become the property of Lessor, and Lessee shall not be required to remove the same from the premises. Upon the termination of this lease, the Lessee shall deliver up the said premises to the Lessor in as good order and repair as the same now are, reasonable wear and tear and damage by fire, casualty, or resulting from acts or omissions of Lessor excepted.

     11. If Lessee is prevented from conducting its business or if Lessee's operations for the purposes set forth in Paragraph Six hereof are impaired as a result of zoning laws, ordinances, or regulations, or of taking for a public or quasi-public use by condemnation proceeding or otherwise, Lessee may terminate this Lease by giving Lessor at least thirty (30) days notice without further liability to Lessor except for rent prorated to the date of termination. Neither the existence nor Lessee's exercise of any right under this Lease, nor any abatement of rent, shall waive, limit, or affect in way way Lessee's rights, then accrued or thereafter to accrue, in any proceeding, settlement, or award for condemnation or for damage resulting from any other of the events specified in this article.

     12. Lessee agrees to comply with local, state, and federal statutes, ordinances, and regulations pertaining to Lessee's use of the demised premises and save the Lessor harmless from penalties, fines, costs or damages resulting from failure to do so. The failure to comply with existing zoning ordinances and regulations with respect to the Lessee's use of the premises as set forth in Paragraph Six shall not be deemed a default or breach of this Lease.

     13.  If Lessee fails to pay any installment of rent

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when due or within five (5) days  thereafter and fails to remedy the deficiency, or defaults in its performance of any other obligation under this Lease, and fails to make remedy within fifteen (15) days following receipt of notice thereof from Lessor, then in any of these events Lessor may terminate this Lease without prejudice to Lessee's rights under paragraph Ten. However, the Lessee will be liable for the total rental amount for the balance of the ten (10) year lease period as set out in Paragraph 20 hereinafter.

     14. Lessor agrees to pay all property taxes assessed on the premises during Lease period.

     15. All notices required hereunder shall be by certified or registered mail and shall be deemed to have been received by the addressee upon deposit in the U.S. Mail, postage prepaid, and addressed to the party at the following addresses or such other addresses as such party may have substituted therefor by proper notice to the other: (A) To Lessor at Sequatchie Associates, Inc., 222 Ridge Road, Dunlap, Tennessee 37327; and (B) To Lessee at C&D Charter Power Systems, Inc., Route 1, Box 535-D, Dunlap, Tennessee 37327.

     16. This lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors, and assigns of the parties hereto.

     17. It is agreed that if there shall be more than one (1) Lessor or Lessee they shall be bound jointly and severally by the terms, covenants, and agreements herein, and the term "Lessor" or "Lessee" shall be deemed and taken to include each and every person or party named as Lessor or Lessee herein, be the same one or more. In the event there by more than one Lessee, notice to one of such Lessees of any act or agreement herein required shall be deemed notice to all Lessees. It is understood that the masculine herein shall be

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deemed to include wherever necessary the feminine.

     18. Lessor warrants that the demised premises shall be in good condition and repair at the commencement of the term of this lease agreement.

     19. This lease shall replace any prior leases and supersedes any and all other leases, written or oral, expressed or implied, which may presently exist between the parties hereto or any other agreements or extensions of any Lease, and can be amended only by written document signed by Lessor and Lessee.

     20. The parties agree that the term of this Lease is ten (10) years, and should the Lessee terminate the Lease prior to the expiration of said ten (10) year period, the Lessee will be responsible for the monthly rental amount for the balance of the ten year period.

     21. The parties agree that if, without fault, either Lessor or Lessee is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorney's fees and court costs incurred in connection with such litigation.

     22. This lease will be governed by the laws of the State of Tennessee, and will be construed and interpreted according to these laws without regard to any conflict or choice of law provisions therein.

     IN WITNESS WHEREOF, the said parties have hereunto set their hands on the day and year first above written.

     ATTEST:                       SEQUATCHIE ASSOCIATES, INC.

/s/ Robert S. Dunkin III           BY: /s/ A. Weber, President & CEO
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                                      C&D CHARTER POWER SYSTEMS, INC.

/s/ Naomi M. Barker                   /s/ Flavius A. Barker, Pres.
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